Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Shareholders
Applied Intelligence Group, Inc.

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 1996, except for Note 7, as to which the date is April 30, 1996, on our audits of the financial statements of Applied Intelligence Group, Inc. and our report dated May 13, 1996, on our audit of the financial statements of Vantage Capital Resources, Inc.


                                        /s/COOPERS & LYBRAND L.L.P.
Oklahoma City, Oklahoma
February 19, 1997